As filed with the Securities and Exchange Commission on July 1, 2011
Registration No. 333-173191

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	4922	27-0855785
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1614 15th Street
Suite 300
Denver, Colorado 80202
(720) 457-6060
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Brian F. Bierbach
President and Chief Executive Officer
1614 15th Street
Suite 300
Denver, Colorado 80202
(720) 457-6060
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

G. Michael O’Leary Timothy C. Langenkamp Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	William N. Finnegan IV Brett E. Braden Latham & Watkins LLP 717 Texas Avenue, Suite 1600 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-173191) of American Midstream Partners, LP is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 5 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 5 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts, commissions and structuring fees) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee	$10,015
FINRA filing fee	9,125
NYSE listing fee	125,000
Printing and engraving expenses	600,000
Fees and expenses of legal counsel	1,250,000
Accounting fees and expenses	900,000
Transfer agent and registrar fees	10,000
Miscellaneous	345,860

Total	$3,250,000

Item 14.	Indemnification of Directors and Officers.

American Midstream Partners, LP

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement — Indemnification” discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of American Midstream Partners, LP and our general partner, their officers and directors, and any person who controls our general partner, including indemnification for liabilities under the Securities Act.

American Midstream GP, LLC

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the limited liability agreement of our general partner, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

•	any person who is or was an affiliate of our general partner (other than us and our subsidiaries);

•	any person who is or was a member, partner, officer, director, employee, agent or trustee of our general partner or any affiliate of our general partner;

•	any person who is or was serving at the request of our general partner or any affiliate of our general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and

•	any person designated by our general partner.

Our general partner will purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries.

Item 15.	Recent Sales of Unregistered Securities.

On November 4, 2009, in connection with our formation, we issued (i) 200,000 general partner units representing a 2.0% general partner interest in us and all of our incentive distribution rights to our general partner in exchange for $2.0 million and (ii) 9,800,000 common units representing a 98.0% limited partner interest in us to AIM Midstream Holdings in exchange for $98.0 million. These transactions were exempt from registration under Section 4(2) of the Securities Act as they did not involve a public offering.

On September 27, 2010, we issued (i) 10,000 general partner units to our general partner in exchange for $100,000 and (ii) 490,000 common units to AIM Midstream Holdings in exchange for $4.9 million. These transactions were exempt from registration under Section 4(2) of the Securities Act as they did not involve a public offering.

On November 3, 2010, we issued (i) 14,000 general partner units to our general partner in exchange for $140,000 and (ii) 686,000 common units to AIM Midstream Holdings in exchange for $6.9 million. These transactions were exempt from registration under Section 4(2) of the Securities Act as they did not involve a public offering.

Item 16.	Exhibits and Financial Schedules.

The following documents are filed as exhibits to this registration statement:

Number		Description

1	.1**	Form of Underwriting Agreement
3	.1**	Certificate of Limited Partnership of American Midstream Partners, LP
3	.2**	Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP
3	.3**	Form of Second Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (Included as Appendix A to the Prospectus)
3	.4**	Certificate of Formation of American Midstream GP, LLC
3	.5**	Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC
3.6		Form of First Amendment to Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC
5.1		Opinion of Andrews Kurth LLP as to the legality of the securities being registered
8.1		Opinion of Andrews Kurth LLP relating to tax matters
10	.1**	Revolving and Term Loan Credit Agreement, dated as of October 5, 2009, by and among American Midstream, LLC, as the initial borrower, Comerica Bank, as the administrative agent, BBVA Compass Bank, as the documentation agent and Comerica Bank and BBVA Compass Bank as co-lead arrangers.
10	.2**	First Amendment to Revolving and Term Loan Credit Agreement, dated effective as of October 5, 2009, among American Midstream, LLC, American Midstream Marketing, LLC, American Midstream (Alabama Gathering), LLC, American Midstream (Alabama Intrastate), LLC, American Midstream (Alatenn), LLC, American Midstream (Midla), LLC, American Midstream (Mississippi), LLC, American Midstream (Tennessee River), LLC, American Midstream Onshore Pipelines, LLC, Mid Louisiana Gas Transmission, LLC, American Midstream (Louisiana Intrastate), LLC, American Midstream (Sigco Intrastate), LLC and American Midstream Offshore (Seacrest) LP, as borrowers, the Lenders named therein, and Comerica Bank, as administrative agent.

Number		Description

10	.3**	Second Amendment and Waiver to Revolving and Term Loan Credit Agreement, dated July 30, 2010, among American Midstream, LLC, American Midstream Marketing, LLC, American Midstream (Alabama Gathering), LLC, American Midstream (Alabama Intrastate), LLC, American Midstream (Alatenn), LLC, American Midstream (Midla), LLC American Midstream (Mississippi), LLC, American Midstream (Tennessee River), LLC, American Midstream Onshore Pipelines, LLC, Mid Louisiana Gas Transmission, LLC, American Midstream (Louisiana Intrastate), LLC, American Midstream (Sigco Intrastate), LLC And American Midstream Offshore (Seacrest) LP, the Lenders named therein), and Comerica Bank, as administrative agent.
10	.4**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and Brian Bierbach.
10	.5**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and Marty W. Patterson.
10	.6**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and John J. Connor II.
10	.7**	Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan.
10	.8**	Form of Phantom Unit Grant under American Midstream GP, LLC Long-Term Incentive Plan.
10	.10**†	Firm Gas Gathering Agreement, dated as of August 1, 2008, by and between American Midstream Offshore (Seacrest) LP, and Contango Resources Company.
10	.11**	Letter Agreement, dated December 10, 2009, between American Midstream Offshore (Seacrest) LP and Contango Operators, Inc.
10	.12**†	Base Contract for Sale and Purchase of Natural Gas, dated June 1, 2010, between ExxonMobil Gas & Power Marketing Company and Mid Louisiana Gas Transmission, LLC
10	.13**†	Gas Processing Agreement, dated July 14, 2010, by and between American Midstream (Mississippi), LLC and Venture Oil & Gas, Inc.
10	.14**	Gas Transportation Contract, dated as of November 1, 1997, by and between Midcoast Interstate Transmission, Inc. and the City of Decatur Utilities.
10	.15**	Amendment No. 1 to Gas Transportation Contract, dated November 1, 2003, by and between Enbridge Pipeline (Alatenn), Inc. and The City of Decatur, Alabama.
10	.16**	Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.17**	First Amendment to Natural Gas Pipeline Construction and Transportation Agreement, dated as of September 1, 2001, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.18**	Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.19**	First Amendment to Natural Gas Pipeline Construction and Transportation Agreement, dated as of September 1, 2001, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.20**	Agreement, dated as of May 1, 2003, by and between Enbridge Pipelines (AlaTenn), L.L.C. and City of Huntsville.
10	.21**	Service Agreement, dated September 1, 2008, by and between Enbridge Pipelines (Midla) L.L.C. and Enbridge Marketing (US), LP.
10	.22**	Service Agreement, dated September 1, 2008, by and between Enbridge Pipelines (Midla) L.L.C. and Enbridge Marketing (US), LP.
10	.23**	Gas Processing Agreement, dated July 1, 2010, by and between American Midstream, LLC and Enterprise Gas Processing, LLC.
10	.24**	Gas Processing Agreement, dated November 1, 2010, by and between American Midstream, LLC and Enterprise Gas Processing.
10	.25**	Gas Processing Agreement, dated April 1, 2011, by and between American Midstream (Louisiana Intrastate), LLC and Enterprise Gas Processing, LLC.
10	.26**	Employment Agreement, dated June 8, 2011, by and between American Midstream GP, LLC and Sandra M. Flower.
10	.27**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and William B. Mathews.

Number		Description

10	.28**	Form of Amendment of Grant of Phantom Units under the American Midstream Partners, LP Long-Term Incentive Plan.
10	.29**	Form of Credit Agreement.
21	.1**	List of Subsidiaries of American Midstream Partners, LP.
23	.1**	Consent of PricewaterhouseCoopers LLP.
23	.2**	Consent of PricewaterhouseCoopers LLP.
23	.3**	Form of consent of Andrews Kurth LLP (contained in Exhibit 5.1).
23	.4**	Form of consent of Andrews Kurth LLP (contained in Exhibit 8.1).
24	.1**	Powers of Attorney (contained on the signature page to this Registration Statement).

*	To be filed by amendment.

**	Previously filed.

†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with American Midstream GP, our general partner, or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to American Midstream GP or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The undersigned registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

SIGNATURES

Pursuant to the to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2011.

American Midstream Partners, LP

By:	American Midstream GP, LLC its general partner

By:	/s/ Brian F. Bierbach
Name:     Brian F. Bierbach

Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

Signature		Title	Date

/s/ Brian F. Bierbach Brian F. Bierbach		Chief Executive Officer and President (Principal Executive Officer) and Director	July 1, 2011

* Sandra M. Flower		Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	July 1, 2011

* Robert B. Hellman		Director	July 1, 2011

* Matthew P. Carbone		Director	July 1, 2011

* Edward O. Diffendal		Director	July 1, 2011

* L. Kent Moore		Director	July 1, 2011

* David L. Page		Director	July 1, 2011

* Gerald A. Tywoniuk		Director	July 1, 2011

*By:	/s/ Brian F. Bierbach Brian F. Bierbach Attorney-in-Fact

EXHIBIT INDEX

Number		Description

1	.1**	Form of Underwriting Agreement
3	.1**	Certificate of Limited Partnership of American Midstream Partners, LP
3	.2**	Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP
3	.3**	Form of Second Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (Included as Appendix A to the Prospectus)
3	.4**	Certificate of Formation of American Midstream GP, LLC
3	.5**	Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC
3.6		Form of First Amendment to Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC
5.1		Opinion of Andrews Kurth LLP as to the legality of the securities being registered
8.1		Opinion of Andrews Kurth LLP relating to tax matters
10	.1**	Revolving and Term Loan Credit Agreement, dated as of October 5, 2009, by and among American Midstream, LLC, as the initial borrower, Comerica Bank, as the administrative agent, BBVA Compass Bank, as the documentation agent and Comerica Bank and BBVA Compass Bank as co-lead arrangers.
10	.2**	First Amendment to Revolving and Term Loan Credit Agreement, dated effective as of October 5, 2009, among American Midstream, LLC, American Midstream Marketing, LLC, American Midstream (Alabama Gathering), LLC, American Midstream (Alabama Intrastate), LLC, American Midstream (Alatenn), LLC, American Midstream (Midla), LLC, American Midstream (Mississippi), LLC, American Midstream (Tennessee River), LLC, American Midstream Onshore Pipelines, LLC, Mid Louisiana Gas Transmission, LLC, American Midstream (Louisiana Intrastate), LLC, American Midstream (Sigco Intrastate), LLC and American Midstream Offshore (Seacrest) LP, as borrowers, the Lenders named therein, and Comerica Bank, as administrative agent.
10	.3**	Second Amendment and Waiver to Revolving and Term Loan Credit Agreement, dated July 30, 2010, among American Midstream, LLC, American Midstream Marketing, LLC, American Midstream (Alabama Gathering), LLC, American Midstream (Alabama Intrastate), LLC, American Midstream (Alatenn), LLC, American Midstream (Midla), LLC American Midstream (Mississippi), LLC, American Midstream (Tennessee River), LLC, American Midstream Onshore Pipelines, LLC, Mid Louisiana Gas Transmission, LLC, American Midstream (Louisiana Intrastate), LLC, American Midstream (Sigco Intrastate), LLC And American Midstream Offshore (Seacrest) LP, the Lenders named therein), and Comerica Bank, as administrative agent.
10	.4**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and Brian Bierbach.
10	.5**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and Marty W. Patterson.
10	.6**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and John J. Connor II.
10	.7**	Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan.
10	.8**	Form of Phantom Unit Grant under American Midstream GP, LLC Long-Term Incentive Plan.
10	.10**†	Firm Gas Gathering Agreement, dated as of August 1, 2008, by and between American Midstream Offshore (Seacrest) LP, and Contango Resources Company.
10	.11**	Letter Agreement, dated December 10, 2009, between American Midstream Offshore (Seacrest) LP and Contango Operators, Inc.
10	.12**†	Base Contract for Sale and Purchase of Natural Gas, dated June 1, 2010, between ExxonMobil Gas & Power Marketing Company and Mid Louisiana Gas Transmission, LLC
10	.13**†	Gas Processing Agreement, dated July 14, 2010, by and between American Midstream (Mississippi), LLC and Venture Oil & Gas, Inc.

Number		Description

10	.14**	Gas Transportation Contract, dated as of November 1, 1997, by and between Midcoast Interstate Transmission, Inc. and the City of Decatur Utilities.
10	.15**	Amendment No. 1 to Gas Transportation Contract, dated November 1, 2003, by and between Enbridge Pipeline (Alatenn), Inc. and The City of Decatur, Alabama.
10	.16**	Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.17**	First Amendment to Natural Gas Pipeline Construction and Transportation Agreement, dated as of September 1, 2001, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.18**	Natural Gas Pipeline Construction and Transportation Agreement, dated effective as of June 28, 2000, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.19**	First Amendment to Natural Gas Pipeline Construction and Transportation Agreement, dated as of September 1, 2001, by and between Bamagas Company and Calpine Energy Services, L.P.
10	.20**	Agreement, dated as of May 1, 2003, by and between Enbridge Pipelines (AlaTenn), L.L.C. and City of Huntsville.
10	.21**	Service Agreement, dated September 1, 2008, by and between Enbridge Pipelines (Midla) L.L.C. and Enbridge Marketing (US), LP.
10	.22**	Service Agreement, dated September 1, 2008, by and between Enbridge Pipelines (Midla) L.L.C. and Enbridge Marketing (US), LP.
10	.23**	Gas Processing Agreement, dated July 1, 2010, by and between American Midstream, LLC and Enterprise Gas Processing, LLC.
10	.24**	Gas Processing Agreement, dated November 1, 2010, by and between American Midstream, LLC and Enterprise Gas Processing.
10	.25**	Gas Processing Agreement, dated April 1, 2011, by and between American Midstream (Louisiana Intrastate), LLC and Enterprise Gas Processing, LLC.
10	.26**	Employment Agreement, dated June 8, 2011, by and between American Midstream GP, LLC and Sandra M. Flower.
10	.27**	Employment Agreement, dated June 9, 2011, by and between American Midstream GP, LLC and William B. Mathews.
10	.28**	Form of Amendment of Grant of Phantom Units under the American Midstream Partners, LP Long-Term Incentive Plan.
10	.29**	Form of Credit Agreement.
21	.1**	List of Subsidiaries of American Midstream Partners, LP.
23	.1**	Consent of PricewaterhouseCoopers LLP.
23	.2**	Consent of PricewaterhouseCoopers LLP.
23	.3**	Form of consent of Andrews Kurth LLP (contained in Exhibit 5.1).
23	.4**	Form of consent of Andrews Kurth LLP (contained in Exhibit 8.1).
24	.1**	Powers of Attorney (contained on the signature page to this Registration Statement).

*	To be filed by amendment.

**	Previously filed.

†	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.